We consent to the use in this Registration Statement on Form S-4 of our report dated June 14, 2000, relating to the financial statements of NoMatterWare, Inc. (formerly NoMatterWare South, Inc.), and to the reference to our Firm under the caption "Experts" in such Registration Statement.




(Signed) Grant Thornton LLP

Chartered Accountants


Calgary, Alberta, Canada
May 7, 2001

We consent to the use in this Registration Statement on Form S-4 of our report dated April 6, 2001, relating to the financial statements of Cactus Spina, Inc., and to the reference to our Firm under the caption "Experts" in such Registration Statement.




(Signed) Grant Thornton LLP

Chartered Accountants


Calgary, Alberta, Canada
May 7, 2001